Exhibit 3.1

THE COMPANIES ACT 2006

articles of association

OF FLYBONDI HOLDINGS plc

DWF Law LLP

20 Fenchurch Street

London

EC3M 3AG

CONTENTS

1.	Exclusion of other Regulations	3
2.	Definitions and Interpretation	3
3.	Registered Office	5
4.	Limited Liability	5
5.	Change of Name	5
6.	Share Capital	5
7.	Variation of Rights	6
8.	Shares in Uncertificated Form	6
9.	Share Certificates	7
10.	Lien	8
11.	Call on Shares	8
12.	Forfeiture	9
13.	Transfer of Shares	10
14.	Transmission of Shares	11
15.	Alteration of Share Capital	11
16.	Purchase of Own Shares	11
17.	General Meetings	11
18.	Simultaneous attendance and participation by electronic facilities	12
19.	Notice of General Meetings	12
20.	Proceedings at General Meetings	13
21.	Votes of Members	16
22.	Powers of the Board	20
23.	Borrowing Powers	21
24.	Number and Qualification of Directors	22
25.	Election, Appointment and Retirement	23
26.	Resignation and Removal of Directors	23
27.	Vacation of Office	23
28.	Remuneration of Directors	24
29.	Chief Executive, Managing and Executive Directors	24
30.	Associate and Other Directors	25
31.	Directors’ Gratuities and Pensions	25
32.	Alternate Directors	25
33.	Proceedings of the Board	26
34.	Directors’ Interests	27
35.	Directors’ interests other than in relation to transactions or arrangements with the Company	27
36.	Secretary	29
37.	Minutes	29
38.	The Seal	29
39.	Accounting Records, Books and Registers	30
40.	Audit	30
41.	Authentication of Documents	30
42.	Record Dates	30
43.	Dividends	31

44.	Reserves	33
45.	Capitalisation of Profits	33
46.	Notices	34
47.	Untraced Members	36
48.	Destruction of Documents	37
49.	Winding-up	38
50.	Indemnity	38
51.	Insurance	39
52.	Nomination Notices	39

THE COMPANIES ACT 2006

ARTICLES OF ASSOCIATION

of

FLYBONDI HOLDINGS plc

1.
Exclusion of other Regulations

This document comprises the articles of association of the Company and no regulations set out in any statute or statutory instrument concerning companies including, without prejudice to such generality, the regulations contained in the Companies (Model Articles) Regulations 2008, shall apply as articles of association of the Company.

2.
Definitions and Interpretation
2.1.
In these Articles, the following expressions have the following meanings unless the context otherwise requires:

Act	the Companies Acts (as defined in section 2 of the Companies Act 2006), insofar as they apply to the Company;

address

in relation to electronic communications, includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with these Articles, an identification number of a participant in the Relevant System concerned) used for the purposes of such communications;

Articles	these articles of association as amended from time to time;

auditors	the auditors for the time being of the Company;

Board	the board of directors of the Company or the Directors present at a duly convened meeting of the Directors at which a quorum is present;

clear days	in relation to the period of a notice, that period calculated in accordance with section 360 of the Act;

communication	has the same meaning as in section 15 of the Electronic Communications Act;

Company	Flybondi Holdings plc;

Company’s website	the web site, operated or controlled by the Company, which contains information about the Company in accordance with the Statutes;

competent authority	the designated competent authority for the purposes of Part VI of FSMA;

Directors	the directors of the Company for the time being;

elected	elected or re-elected;

electronic address	any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

electronic communication	has the same meaning as in section 15 of the Electronic Communications Act;

electronic means	has the same meaning as in the Act;

Electronic Communications Act	the Electronic Communications Act 2000 (as amended from time to time);

FSMA	the Financial Services and Markets Act 2000 (as amended from time to time);

group	the Company and its subsidiary undertakings for the time being;

holder	in relation to shares, the member whose name is entered in the register as the holder of the shares;

in electronic form	in a form specified by section 1168(3) of the Act and otherwise complying with the provisions of that section;

Information Rights	has the meaning given to such expression in section 146(3) of the Act;

member	a member of the Company;

month	calendar month;

Nasdaq	the market known as Nasdaq operated by The Nasdaq OMX Group, Inc.

Nomination Notice	a notice given by a member to the Company that another person is entitled to enjoy Information Rights and to receive Shareholder Information which that member is entitled to enjoy or to receive;

office	the registered office for the time being of the Company;

Operator	a person approved under the Regulations as Operator of a Relevant System;

paid up	paid up or credited as paid up;

recognised person	a recognised clearing house acting in relation to a recognised investment exchange, or a nominee of a recognised clearing house acting in that way, or a nominee of a recognised investment exchange;

register	the register of members of the Company and shall, so long as the Regulations so permit or require, include so far as relevant a related Operator register of members;

Relevant System

in relation to a share, a computer-based system, and procedures, which enable title to units of a security to be evidence and transferred without written instrument, and which facilitate supplementary and incidental matters;

Regulations	the Uncertificated Securities Regulations 2001 (SI 2001 No 2001/3755) (as amended from time to time);

seal	the common seal (if any) of the Company and an official seal (if any) kept by the Company by virtue of section 50 of the Act, or either of them as the case may require;

secretary	the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary;

Shareholder Information

notices, documents or information which the Company wishes or is required to communicate to shareholders including, without limitation, annual reports and accounts, summary financial statements, notices of meetings and proxy forms;

Statutes

the Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company (including, without limitation, the Electronic Communications Act);

Uncertificated Proxy Instruction

a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the Relevant System concerned);

United Kingdom	Great Britain and Northern Ireland;

website communication	the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Act; and

year	calendar year.

2.2.
References to writing include references to printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible and non-transitory form whether sent or supplied in electronic form or made available on a website or otherwise.
2.3.
Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.
2.4.
Any words or expressions defined in the Act, the Electronic Communications Act or the Regulations shall, if not inconsistent with the subject or context and unless otherwise expressly defined in these Articles, bear the same meaning in these Articles save that the word company shall include any body corporate.
2.5.
References to:
(a)
mental disorder mean mental disorder as defined in section 1 of the Mental Health Act 1983 or the Mental Health (Scotland) Act 1984 (as the case may be);
(b)
any statute, regulation or any section or provision of any statute or regulation, if consistent with the subject or context, shall include any corresponding or substituted statute, regulation or section or provision of any amending, consolidating or replacement statute or regulation;
(c)
executed include any mode of execution;
(d)
an Article by number are to a particular Article of these Articles;
(e)
a meeting shall be taken as not requiring more than one person to be present if any quorum requirement can be satisfied by one person;

(f)
a person include references to a body corporate and to an unincorporated body of persons;
(g)
a share (or to a holding of shares) being in uncertificated form or in certificated form are references respectively to that share being an uncertificated unit of a security or a certificated unit of a security provided that any reference to a share in uncertificated form applies only to a share class which is, for the time being, a participating security, and only for so long as it remains a participating security; and
(h)
a cash memorandum account are to an account so designated by the Operator of the Relevant System concerned.
3.
Registered Office

The Company’s registered office is to be situated in England and Wales.

4.
Limited Liability

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

5.
Change of Name

The Company may change its registered name in accordance with the Statutes or by majority decision of the Board.

6.
Share Capital
6.1.
Save to the extent authorised by these Articles and subject to the provisions of the Statutes and without prejudice to the rights attaching to any existing shares or class of shares, any share may be issued with such preferred, deferred or other special rights or such restrictions as the Company may from time to time by ordinary resolution determine or, if the Company has not by ordinary resolution so determined otherwise, as the Directors may determine.
6.2.
In the event that rights and restrictions attaching to shares are determined by ordinary resolution pursuant to Article 6.1, those rights and restrictions shall apply, in particular in place of any rights or restrictions that would otherwise apply by virtue of the Act in the absence of any provisions in the articles of a company, as if those rights and restrictions were set out in the Articles.
6.3.
Subject to the provisions of these Articles and to the Statutes, any unissued shares in the capital of the Company (whether forming part of the original or any increased capital) and all (if any) shares in the Company lawfully held by or on behalf of it shall be at the disposal of the Board which may offer, allot (with or without a right of renunciation), issue or grant options over such shares to such persons, at such time and for such consideration and upon such terms and conditions as the Board may determine.
6.4.
The Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other and may be in respect of a conditional or absolute subscription. The Company may also on any issue of shares pay such brokerage as may be lawful.
6.5.
Subject to the provisions of the Statutes and to any rights conferred on the holders of any other shares, shares may be issued on terms that they are, at the option of the Company or a member, liable to be redeemed on such terms and in such manner as may be determined by the Board (such terms to be determined before the shares are allotted).
6.6.
Except as ordered by a court of a competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon any trust, and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or compelled in any way to recognise (even if having notice of it) any equitable, contingent, future, partial or other claim or any interest in any share, except an absolute right to the entirety thereof in the holder.
6.7.
The Company may give financial assistance for the acquisition of shares in the Company to the extent that it is not restricted by the Statutes.
6.8.
Subject to Article 6.10, the Directors are generally and unconditionally authorised for the purposes of Section 551 of the Act, to exercise any power of the Company to:
(a)
offer or allot;
(b)
grant rights to subscribe for or to convert any security into;
(c)
otherwise deal in, or dispose of,

any ordinary shares of £0.01 each in the Company (“Ordinary Shares”) to any person, at any time and subject to any terms and conditions as the Directors think proper.

6.9.
Subject to Article 6.10, the Directors are empowered pursuant to section 570 of the Act, to allot equity securities (as defined by section 560 of the Act) for cash pursuant to the authority referred to in Article 6.8, as if section 561 of the Act did not apply to it.
6.10.
The authorities referred to in Articles 6.8 and 6.9:
(a)
shall be limited to a maximum nominal amount of £1,000,000.00;
(b)
shall only apply insofar as the Company has not renewed, waived, or revoked them by ordinary resolution; and
(c)
may only be exercised for a period of five years commencing on the date on which these Articles are adopted, save that the directors may make an offer or agreement which would, or might, require Ordinary Shares to be allotted after the expiry of such authority (and the directors may allot Ordinary Shares in pursuance of any offer or agreement as if such authority had not expired).
7.
Variation of Rights
7.1.
Subject to the provisions of the Statutes, whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the affected class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class (but not otherwise).
7.2.
All the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply to every such separate general meeting, except that:
(a)
the necessary quorum at any such meeting other than an adjourned meeting shall be two persons together holding or representing by proxy at least one-third in nominal amount of the issued shares of the class in question (excluding any shares of that class held as treasury shares) and at an adjourned meeting one person holding shares of the class in question (other than treasury shares) or his proxy;
(b)
any holder of shares of the class in question present in person or by proxy may demand a poll; and
(c)
the holder of shares of the class in question shall, on a poll, have one vote in respect of every share of such class held by him.
7.3.
Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares in the capital of the Company shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by any purchase by the Company of its own shares or the holding of such shares as treasury shares.
7.4.
The provisions of Articles 7.1 to 7.3 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if such group of shares of the class differently treated formed a separate class.
8.
Shares in Uncertificated Form
8.1.
The Directors shall have power to implement such arrangements as they may, in their absolute discretion, think fit in order for any class of shares to be a participating security (subject always to the Regulations and the facilities and requirements of the Relevant System concerned). Where they do so, Articles 8.2 and 8.3 shall come into effect immediately prior to the time at which the Operator of the Relevant System concerned permits the class of shares concerned to be a participating security.
8.2.
In relation to any class of shares which is, for the time being, a participating security, and for so long as such class remains a participating security, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:
(a)
the holding of shares of that class in uncertificated form;
(b)
the transfer of title to shares of that class by means of a Relevant System; or
(c)
the Regulations,

and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the Regulations, of an Operator register of securities (as such term is defined in the Regulations) in respect of shares of that class in uncertificated form.

8.3.
Without prejudice to the generality of Article 8.2 and notwithstanding anything contained in these Articles or the Regulations, where any class of shares is, for the time being, a participating security (such class being referred to in these Articles as the Relevant Class):
(a)
the register relating to the Relevant Class shall be maintained at all times in the United Kingdom;
(b)
shares of the Relevant Class may be issued in uncertificated form in accordance with and subject to the Regulations;
(c)
unless the Directors otherwise determine, shares of the Relevant Class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;
(d)
shares of the Relevant Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations;
(e)
title to shares of the Relevant Class which are recorded on the register as being held in uncertificated form may be transferred by means of the Relevant System concerned and accordingly (and in particular) Articles 13.1, 13.2 and 13.5 shall not apply in respect of such shares to the extent that those Articles require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the share to be transferred;
(f)
the Company shall comply with the provisions of Regulations 25 and 26 in relation to the Relevant Class;
(g)
the provisions of these Articles with respect to meetings of or including holders of the Relevant Class, including notices of such meetings, shall have effect subject to the provisions of Regulation 41; and
(h)
Articles 9.1 to 9.4 shall not apply so as to require the Company to issue a certificate to any person holding shares of the Relevant Class in uncertificated form.
8.4.
The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption; in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).
9.
Share Certificates
9.1.
Subject to these Articles and the provisions of the Regulations, every person (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a holder of any share in the register shall be entitled without payment to have issued to him within two months after allotment or lodgement of a transfer (unless the terms of the issue of the shares provide otherwise) one certificate in respect of each class of shares held by him or, with the consent of the Board and upon payment of such reasonable out-of-pocket expenses for every certificate after the first as the Board shall determine, several certificates, each for one or more of his shares. Shares of different classes may not be included in the same certificate.
9.2.
Where a holder of any share (except a recognised person) has transferred a part of the shares comprised in his holding, he shall be entitled to a certificate for the balance without charge or, upon payment for every certificate after the first of such reasonable sum as the Directors may determine, several certificates each for one or more of his shares.
9.3.
Any two or more certificates representing shares of any one class held by any member may at his request be canceled and a single new certificate for such shares issued in lieu without charge.
9.4.
The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to the joint holder who is named first in the register shall be a sufficient delivery to all of them.
9.5.
In the case of shares held jointly by several persons, any such request mentioned in Articles 9.1, 9.2 or 9.3 may only be made by the joint holder who is named first in the register.
9.6.
Every certificate shall be executed by the Company in such manner as the Board, having regard to the Statutes and the listing requirements of the competent authority, may authorise. Every certificate shall specify the number, class and distinguishing number (if any) of the shares to which it relates and the nominal value of and the amount paid up on each share.

9.7.
The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any certificates for shares or any other form of security at any time issued by the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.
9.8.
If a share certificate is damaged, worn out, defaced, lost, stolen or destroyed, it may be replaced without charge (other than exceptional out-of-pocket expenses) and otherwise on such terms (if any) as to evidence and/or indemnity (with or without security) as the Board may require. In the case where the certificate is damaged, worn out or defaced, it may be renewed only upon delivery of the certificate to the Company.
10.
Lien
10.1.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently due or not) payable in respect of that share. The Company’s lien over a share extends to any dividend and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share. The Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article.
10.2.
The Company may sell, in such manner as the Board decides, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice in writing has been served on the holder of the shares in question or the person entitled to such shares by reason of death or bankruptcy of the holder or otherwise by operation of law, demanding payment of the sum presently payable and stating that if the notice is not complied with the shares may be sold.
10.3.
To give effect to any such sale, the Board may authorise such person as it directs to execute any instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale, and he shall not be bound to see to the application of the purchase money.
10.4.
The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold (where applicable) and subject to a like lien for any monies not presently payable or any liability or engagement not likely to be presently fulfilled or discharged as existed upon the shares before the sale) be paid to the holder of (or person entitled by transmission to) the shares immediately before the sale.
11.
Call on Shares
11.1.
Subject to the terms of allotment of any shares, the Board may send a notice and make calls upon the members in respect of any monies unpaid on their shares (whether in respect of the nominal value of the shares or by way of premium) provided that (subject as aforesaid) no call on any share shall be payable within one month from the date fixed for the payment of the last preceding call and that at least 14 clear days’ notice from the date the notice is sent shall be given of every call specifying the time or times, place of payment and the amount called on the members’ shares. A call may be revoked in whole or in part or the time fixed for its payment postponed in whole or in part by the Board at any time before receipt by the Company of the sum due thereunder.
11.2.
A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.
11.3.
A call may be made payable by instalments.
11.4.
The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.
11.5.
Each member shall pay to the Company, at the time and place of payment specified in the notice of the call, the amount called on his shares. A person on whom a call is made will remain liable for calls made upon him, notwithstanding the subsequent transfer of the shares in respect of which the call was made.
11.6.
If a sum called in respect of a share shall not be paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on the sum from the day fixed for payment to the time of actual payment at such rate, not exceeding 5 per cent above the base lending rate per annum most recently set by the Monetary Policy Committee of the Bank of England, as the Board may decide, together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Board may waive payment of interest and such expenses wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such share so long as any such sum or any interest or expenses payable in accordance with this Article in relation thereto remains due.

11.7.
Any sum which becomes payable by the terms of allotment of a share, whether on allotment or on any other fixed date or as an instalment of a call and whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of allotment or in the notice of the call, it becomes payable In the case of non-payment, all the provisions of these Articles relating to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
11.8.
The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the money (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon any shares held by him, and such payment shall, to the extent of it, extinguish the liability on the shares in respect of which it is advanced. The Company may pay upon all or any part of the money so advanced (until it would but for the advance become presently payable) interest at such rate (if any) not exceeding 5 per cent. above the base lending rate per annum most recently set by the Monetary Policy Committee of the Bank of England, as the Board may decide. No sum paid in advance of calls shall entitle the holder of a share to any portion of a dividend or other payment or distribution subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.
11.9.
The Board may on or before the allotment of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.
12.
Forfeiture
12.1.
If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of the non-payment.
12.2.
The notice shall fix a further day (not being less than seven clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place specified, the shares on which the call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.
12.3.
If the requirements of the notice are not complied with, any share in respect of which the notice has been given may, at any time before the payments required by the notice have been made, be forfeited by a resolution of the Board to that effect. Every forfeiture shall include all dividends and other payments or distributions declared in respect of the forfeited shares and not paid or distributed before forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Board.
12.4.
Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, reallotted or otherwise disposed of upon such terms and in such manner as the Board decides, either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, reallotment or other disposition the forfeiture may be canceled on such terms as the Board decides. The Company shall not exercise any voting rights in respect of such a share. Where for the purposes of its disposal a forfeited share (being in certificated form) is to be transferred to any person, the Board may authorise a person to execute an instrument of transfer of the share In the case of a share in uncertificated form, the Directors may, to enable the Company to deal with the share in accordance with the provisions of this Article, require the Operator of a Relevant System to convert the share into certificated form, and after such conversion, authorise any person to execute an instrument of transfer and/or take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.
12.5.
When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder, or the person entitled to the share by transmission, and an entry of the forfeiture, with the date of the forfeiture, shall be entered in the register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry.
12.6.
A person, any of whose shares have been forfeited, shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all money which at the date of forfeiture was then payable by him to the Company in respect of the shares, with interest on such money at such rate not exceeding 5 per cent above the base lending rate per annum most recently set by the Monetary Policy Committee of the Bank of England, as the Board may decide, or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment. The Board may, if it thinks fit, waive the payment of all or part of such money and/or the interest payable thereon, or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.
12.7.
A statutory declaration by a Director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The statutory declaration shall (subject to the execution of an instrument of transfer, if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, reallotment or disposal of the share.
12.8.
If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which was, or would have become, payable and had not, when that share was forfeited, been paid by that person in respect of that share, but no interest is payable to such person in respect of such proceeds and the Company is not required to account for any money earned on them.
13.
Transfer of Shares
13.1.
The instrument of transfer of a share may be in any usual form or in any other form which the Board may approve.
13.2.
The instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) by or on behalf of the transferee. The transferor shall be deemed to remain the holder until the name of the transferee is entered in the register.
13.3.
Where any class of shares is, for the time being, a participating security, title to shares of that class which are recorded on an Operator’s register of members as being held in uncertificated form may be transferred by means of the Relevant System concerned. The transfer may not be in favour of more than four transferees, acting as joint holders.
13.4.
The Board may, in its absolute discretion, and without assigning any reason therefor, refuse to register any transfer of shares which are not fully paid provided that, where any such shares are admitted to Nasdaq, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.
13.5.
The Board may refuse to register any transfer of shares, unless (in the case of a certificated share):
(a)
the instrument of transfer is lodged (duly stamped if the Statutes so require) at the office or at such other place as the Board may appoint, accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so) provided that, in the case of a transfer by a recognised person where a certificate has not been issued in respect of the share, the lodgement of share certificates shall not be necessary;
(b)
the instrument of transfer is in respect of only one class of share; and
(c)
in the case of a transfer to joint holders, they do not exceed four in number.
13.6.
The Directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where the Company is entitled to refuse (or is excepted from the requirement) under the Regulations to register the transfer.
13.7.
The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is given.
13.8.
If the Board refuses to register a transfer, it shall as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged with the Company (or in the case of uncertificated shares the date on which the Operator-instruction was received) send to the transferee notice of, together with the reasons for, the refusal. The Board shall send such further information about the reasons for the refusal to the transferee as the transferee may reasonably request.
13.9.
No fee shall be payable to the Company for the registration of any transfer or any other document relating to or affecting the title to any share or for making any entry in the register affecting the title to any share.
13.10.
Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

14.
Transmission of Shares
14.1.
If a member dies, the survivor or survivors where he was a joint holder and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only person(s) recognised by the Company as having any title to his shares, but nothing contained in these Articles shall release the estate of a deceased member from any liability in respect of any share held by him solely or jointly with other persons.
14.2.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law may, upon such evidence as to his title being produced as may be reasonably required by the Board and subject to these Articles, elect either to be registered as the holder of the share or to have a person nominated by him registered as the holder. If the person elects to become the holder, he shall give notice in writing to that effect If the person elects to have another person registered, he shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer executed by the member.
14.3.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law shall, subject to the requirements of these Articles and to the provisions of this Article, be entitled to receive, and may give a good discharge for, all dividends and other money payable in respect of the share, but he shall not be entitled to receive notice of or to attend or vote at meetings of the Company or at any separate meetings of the holders of any class of shares or to any of the rights or privileges of a member until he shall have become a holder in respect of the share in question. The Board may at any time give notice requiring any such person to elect either to be registered or to transfer the share, and if the notice is not complied with within 60 days, the Board may withhold payment of all dividends and other distributions and payments declared in respect of the share until the requirements of the notice have been complied with.
15.
Alteration of Share Capital
15.1.
The Company may by ordinary resolution alter its share capital in accordance with the Act.
15.2.
A resolution to sub-divide shares may determine that, as between the holders of such shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.
15.3.
Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and in particular may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale (subject to retention by the Company of amounts not exceeding £3, the cost of distribution of which would be disproportionate to the amounts involved) in due proportion among those members, or retain such net proceeds for the benefit of the Company, and in the case of shares in certificated form, the Board may authorise a person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser, and in the case of shares in uncertificated form, the Board may, to enable the Company to deal with the share in accordance with the provisions of this Article, require the Operator of a Relevant System to convert the share into certificated form; and after such conversion, authorise any person to execute an instrument of transfer and/or take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.
16.
Purchase of Own Shares
16.1.
The Company may purchase its own shares (including any redeemable shares) but so that no such purchase shall take place save in accordance with the Statutes.
16.2.
On any purchase by the Company of its own shares, neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.
17.
General Meetings
17.1.
The Company shall hold an annual general meeting which shall be convened by the Board in accordance with the Statutes.

17.2.
The Board (or, the continuing Directors or a sole continuing Director pursuant to Article 33.3) may call a general meeting whenever it thinks fit and, on the requisition of members in accordance with the Act, it shall proceed to convene a general meeting for a date not more than 28 days after the date of the notice convening the meeting.
17.3.
Subject always to Article 20.13, the Board may make whatever arrangements it considers fit to allow those entitled to do so to attend and participate in any general meeting.
17.4.
The Board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the meeting shall be enabled to do so (subject to Article 20.13) by means of electronic facility or facilities pursuant to Article 18 (and for the avoidance of doubt, the Board shall be under no obligation to offer or provide such facility or facilities, whatever the circumstances).
17.5.
Unless otherwise specified in the notice of meeting or determined by the chairman of the meeting, a general meeting is deemed to take place at the place where the chairman of the meeting is at the time of the meeting.
17.6.
Two or more persons who may not be in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.
17.7.
A person is able to participate in a meeting if that person’s circumstances are such that if he or she has (or were to have) rights in relation to the meeting, he or she is (or would be) able to exercise them.
17.8.
In determining whether persons are attending or participating in a meeting, other than at a physical place or places, it is immaterial where any of them are or how they are able to communicate with each other.
17.9.
A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.
17.10.
A person is able to exercise the right to vote at a general meeting when:
(a)
that person is able to vote, during the meeting (or, in the case of a poll, within the time period specified by the chairman of the meeting) on resolutions put to the vote at the meeting; and
(b)
that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.
18.
Simultaneous attendance and participation by electronic facilities
18.1.
The Board may resolve to enable persons entitled to attend and participate in a general meeting to do so partly (but not wholly) by simultaneous attendance and participation by means of electronic facility or facilities, and may determine the means, or all different means, of attendance and participation used in relation to the general meeting. The members present in person or by proxy by means of an electronic facility or facilities (as so determined by the Board) shall be counted in the quorum for, and be entitled to participate in, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including the means of an electronic facility or facilities) are able to:
(a)
participate in the business for which the meeting has been convened;
(b)
hear all persons who speak at the meeting; and
(c)
be heard by all other persons attending and participating in the meeting.
19.
Notice of General Meetings
19.1.
An annual general meeting shall be called by at least 21 clear days’ notice in writing. Unless required by the Statutes, all other general meetings shall be called by at least 14 clear days’ notice in writing. The notice shall specify:
(a)
if the meeting is an annual general meeting, that the meeting is an annual general meeting;
(b)
the day, time and place of the meeting and if the meeting shall be held partly by means of electronic facility or facilities;
(c)
the general nature of the business to be transacted;
(d)
if the meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

(e)
with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend, to speak and to vote instead of him and that a proxy need not also be a member.
19.2.
Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting. Subject to the provisions of these Articles and to any rights or restrictions attached to any shares, notices shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the Directors and auditors of the Company.
19.3.
Subject to the provisions of these Articles, to the rights attaching to any class of shares and to any restriction imposed on any holder, notice of any general meeting shall be given to all members, the Directors and (in the case of an annual general meeting) the auditors.
19.4.
The accidental omission to send a notice of any meeting, or notice of a resolution to be moved at a meeting or (where forms of proxy are sent out with notices) to send a form of proxy with a notice or the failure to give notice due to circumstances beyond the Company’s control to any person entitled to receive the same, or the non-receipt of a notice of any meeting or a form of proxy by such a person, shall not invalidate the proceedings at the meeting.
19.5.
The Board may postpone a general meeting if they deem it necessary to do so. Notice of such postponement shall be given in accordance with these Articles.
19.6.
If pursuant to Article 18 the Board determines that a general meeting shall be held partly by means of electronic facility or facilities, the notice shall:
(a)
include a statement to that effect;
(b)
specify the means, or all different means, of attendance and participation thereat, and any access, identification and security arrangements determined pursuant to Article 20.4; and
(c)
state how it is proposed that persons attending or participating in the meeting electronically should communicate with each other during the meeting.
19.7.
Meeting at more than one place
(a)
A general meeting may be held at more than one place if:
(i)
the notice convening the meeting specified that it shall be held at more than one place and if the meeting shall be held partly by means of electronic facility or facilities;
(ii)
the Board resolves, after the notice convening the meeting has been given, that the meeting shall be held at more than one place and if the meeting shall be held partly by means of electronic facility or facilities; or
(iii)
it appears to the chairman of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend.
(b)
A general meeting held at more than one place is duly constituted and its proceedings are valid if (in addition to the other provisions of these Articles relating to general meetings being satisfied) the chairman of the meeting is satisfied that facilities (whether by electronic methods or otherwise) are available to enable each person present at each place to participate in the business of the meeting.
(c)
The members present at each place in person or by proxy shall be counted in the quorum for, and shall be entitled to vote at, the meeting.
(d)
The Board may from time to time make such arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to this Article 19.7 (including, without limitation, the issue of tickets or the imposition of some other means of selection) as it, in its absolute discretion, considers appropriate and may from time to time alter any such arrangements. If a member, pursuant to such arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at one of the other venues.
20.
Proceedings at General Meetings
20.1.
No business shall be transacted at any general meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a chairman in accordance with these Articles (which shall not be treated as part of the business of the meeting). Subject to Article 20.2, two members present in person being either members or representatives (in the case of a corporate member) or proxies appointed by members in relation to the meeting and entitled to vote shall be a quorum for all purposes.

20.2.
If within 15 minutes from the time fixed for a meeting a quorum is not present or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved and in any other case it shall stand adjourned to such day (which may be the same day) and to such time and place or places, with such means of attendance and participation (including partly but not wholly by means of electronic facility or facilities), (being not less than 14 nor more than 28 days thereafter) as may be fixed by the chairman of the meeting. At such adjourned meeting a quorum shall be two persons present in person being either members or representatives (in the case of a corporate member) or proxies appointed by members in relation to the meeting and entitled to vote. If within 15 minutes from the time fixed for holding an adjourned meeting a quorum is not present or if during an adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved. The Company shall give at least 10 clear days’ notice (in any manner in which notice of a meeting may lawfully be given from time to time) of any meeting adjourned through lack of a quorum and such notice shall state the quorum requirement.
20.3.
The chairman of the Board or in his absence the deputy chairman (if any) shall preside as chairman at every general meeting of the Company. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair, or if they cannot agree, the deputy chairman who has been in office as director longest shall take the chair. If there is no such chairman or deputy chairman or if at any meeting neither the chairman nor the deputy chairman is present within 15 minutes from the time fixed for holding the meeting or if neither is willing to act as chairman of the meeting, the Directors present shall choose one of their number, or if no Director is present or if all the Directors present decline to take the chair, the members present in person or by proxy or by corporate representative and entitled to vote shall choose one of their number to be chairman of the meeting.
20.4.
The Board may implement at general meetings of the Company, such security arrangements as it shall think appropriate to which members, representatives (in the case of corporate members) and their proxies shall be subject. The Board shall be entitled to refuse entry to the meeting to any such member, representative or proxy who fails to comply with such security arrangements.
20.5.
If a general meeting is held partly by means of an electronic facility or facilities pursuant to Article 18, the Board and the chairman of the meeting may make any arrangement and impose any requirement or restriction that is:
(a)
necessary to ensure the identification of those taking part by means of such electronic facility or facilities and the security of the electronic communication; and
(b)
in its or his or her view, proportionate to those objectives.

In this respect, the Board may authorise any voting application, system or facility for attendance and participation as it sees fit.

20.6.
The Board shall be entitled in its absolute discretion to authorise one or more persons (including the Directors, the company secretary or the chairman of the meeting) to refuse physical or electronic entry to, or eject (physically or electronically) from, any meeting any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions as are required pursuant to this Article, or who causes the meeting to become disorderly.
20.7.
The chairman of each general meeting of the Company may take such action or give directions for such action to be taken as he considers appropriate to permit the orderly conduct of the business of the meeting as set out in the notice of the meeting.
20.8.
Any decision of the chairman of the meeting on matters of procedure or matters arising incidentally from the business of the meeting, and any determination by the chairman of the meeting as to whether a matter is of such a nature, shall be final.
20.9.
The chairman of the meeting may permit other persons who are not members of the Company or otherwise entitled to exercise the rights of members in relation to general meetings to attend and, at the chairman of the meeting’s discretion, speak at a general meeting or at any separate class meeting. Nothing in these Articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.
20.10.
The chairman of a meeting at which a quorum is present may, without prejudice to any other power of adjournment which he may have under these Articles or at common law, with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time (or indefinitely) and from place to place and/or from such electronic facility or facilities for attendance and participation to such other electronic facility or facilities as the meeting shall determine. No business shall be transacted at any adjourned meeting except business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned for an indefinite period, the time and place for the adjourned meeting shall be fixed by the Board. Whenever a meeting is adjourned for 14 days or more or for an indefinite period, at least 7 clear days’ notice, specifying the place, the day and the time of the adjourned meeting and the general nature of the business to be transacted, shall be given (in any manner in which notice of a meeting may lawfully be given from time to time). Save as provided in these Articles, it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
20.11.
If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the chairman is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (whether by the use of microphones, loudspeakers, audiovisual communication equipment or otherwise), whether in the meeting place or elsewhere, and to be heard and seen by all other persons so present in the same manner. If it appears to the chairman of the meeting that the facilities at the principal meeting place or an electronic facility or facilities or security at any general meeting have become inadequate for the purposes referred to in Article 18, or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting, then the chairman of the meeting shall, without the consent of the meeting, interrupt or adjourn the general meeting.
20.12.
All persons seeking to attend and participate in a general meeting by way of electronic facility or facilities shall be responsible for maintaining adequate facilities to enable them to do so. Subject only to the requirement for the chairman to adjourn a general meeting in accordance with the provisions of Article 20.2, any inability of a person or persons to attend or participate in a general meeting by way of electronic facility or facilities shall not invalidate the proceedings of that meeting.
20.13.
Nothing in these Articles authorises or allows a general meeting to be held exclusively on an electronic basis.
20.14.
At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless, before or on the declaration of the result of the show of hands or on the withdrawal of any other due demand for a poll, a poll is duly demanded. Subject to the provisions of the Statutes and to the rights attaching to any class of shares, a poll may be demanded:
(a)
by the chairman of the meeting; or
(b)
a majority of the Directors present at the meeting; or
(c)
by at least five members present all of whom are either members or proxies or representatives (in the case of a corporate member) and entitled to vote on the resolution; or
(d)
by any member or members present in person or by proxy or by representative (in the case of a corporate member) and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting (excluding any voting rights attached to any shares in the Company held as treasury shares); or
(e)
by a member or members present in person or by proxy or by representative (in the case of a corporate member) holding shares in the Company conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares).
20.15.
Unless a poll is so demanded, and the demand is not subsequently withdrawn, a declaration by the chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minute book, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.
20.16.
If a poll is duly demanded, it shall be taken where and in such manner and by such means of attendance and participation (including such place or places and/or by means of such electronic facility or facilities) as the chairman of the meeting may direct. The chairman may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of a poll shall be the decision of the meeting in respect of which it was demanded.
20.17.
A poll demanded on the election of the chairman of a meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman of the meeting directs, but in any case not more than 28 days after the meeting at which the poll was demanded. Any business other than that upon which a poll has been demanded may be proceeded with pending the completion of the poll The demand for a poll may be withdrawn at any time before the poll is taken with the consent of the chairman. If a poll is demanded before the declaration of the result of a show of hands and the demand is subsequently duly withdrawn, the meeting shall continue as if the demand had not been made. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded In any other case, at least seven clear days’ notice shall be given (in any manner in which notice of a meeting may lawfully be given from time to time) specifying the time and place at which the poll is to be taken.
20.18.
A resolution put to the vote at a general meeting held partly by means of electronic facility or facilities shall be decided on a poll, which poll votes may be cast by such electronic means as the Board, in its sole discretion, deems appropriate for the purposes of the meeting. Any such poll shall be deemed to have been validly demanded at the time fixed for the holding of the meeting to which it relates.
20.19.
A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.
21.
Votes of Members
21.1.
Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held the total number of votes a member present in person or (being a corporation) who is present by a duly authorised representative or a proxy for a member has on a show of hands shall be determined in accordance with the Act. On a poll every member present in person or by proxy or by representative (in the case of a corporate member) shall have one vote for each share of which he is the holder, proxy or representative. On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes in the same way.
21.2.
For the purposes of determining which persons are entitled to attend or vote at a general meeting and how many votes such persons may cast, the Company may specify in the notice convening the meeting a time, being not more than 48 hours before the time fixed for the meeting (and for this purpose no account shall be taken of any part of a day that is not a working day), by which a person must be entered on the register in order to have the right to attend or vote at the meeting.
21.3.
In the case of joint holders of a share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.
21.4.
A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court, and any such guardian, receiver, curator bonis or other person may, on a poll, vote by proxy provided that evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.
21.5.
No member shall, unless the Board otherwise determines, be entitled to vote at any general meeting or at any separate general meeting of the holders of any class of shares in the Company unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.
21.6.
Where, in respect of any shares of the Company, any holder or any other person appearing to be interested in such shares held by a member has been issued with a notice pursuant to section 793 of the Act (a statutory notice) and has failed in relation to any shares (the default shares) to comply with the statutory notice and to give the Company the information required by such notice within the prescribed period as defined in Article 21.11(d) from the date of the statutory notice, then the Board may serve on the holder of such default shares a notice (a disenfranchisement notice) whereupon the following sanctions shall apply (unless the Board otherwise determines):
(a)
such holder shall not with effect from the service of the disenfranchisement notice be entitled in respect of the default shares to be present or to vote (either in person or by representative or by proxy) either at any general meeting or at any separate general meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and
(b)
where such shares represent not less than 0.25 per cent in nominal value of the issued shares of their class (calculated exclusive of treasury shares):
(i)
any dividend or other monies payable in respect of the default shares shall be withheld by the Company which shall not be under any obligation to pay interest on it and the holder shall not be entitled under Article 43.16 to elect to receive shares instead of that dividend;

(ii)
no transfer, other than an excepted transfer (as defined in Article 21.11(e)), of any shares in certificated form held by the holder shall be registered unless:
(1)
the holder is not himself in default as regards supplying the information required; and
(2)
the holder proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer,

(and, for the purpose of ensuring this Article 21.6(b)(ii) can apply to all shares held by the holder, the Company may, in accordance with the Regulations, issue a written notification to the Operator requiring the conversion into certificated form of any shares held by the holder in uncertificated form).

21.7.
Any new shares in the Company issued in right of default shares shall be subject to the same sanctions as apply to the default shares, and the Directors may make any right to an allotment of the new shares subject to sanctions corresponding to those which will apply to those shares on issue, provided that any sanctions applying to, or to a right to, new shares by virtue of this Article shall cease to have effect when the sanctions applying to the related default shares cease to have effect (and shall be suspended or canceled if and to the extent that the sanctions applying to the related default shares are suspended or canceled) and provided further that Article 21.6 shall apply to the exclusion of this Article if the Company gives a separate notice under section 793 of the Act in relation to the new shares.
21.8.
The Company may at any time withdraw a disenfranchisement notice by serving on the holder of the default shares a notice in writing to that effect (a withdrawal notice), and a disenfranchisement notice shall be deemed to have been withdrawn at the end of the period of seven days (or such shorter period as the Directors may determine) following the earlier of receipt by the Company of the information required by the statutory notice in respect of all the shares to which the disenfranchisement notice related, or receipt by the Company of notice that the shares have been transferred by means of an excepted transfer and the Directors may suspend or cancel any of the sanctions at any time in relation to any shares.
21.9.
Unless and until a withdrawal notice is duly served in relation thereto or a disenfranchisement notice in relation thereto is deemed to have been withdrawn or the shares to which a disenfranchisement notice relates are transferred by means of an excepted transfer, the sanctions referred to in Articles 21.6 and 21.8 shall continue to apply.
21.10.
Where, on the basis of information obtained from a holder in respect of any share held by him, the Company issues a notice pursuant to section 793 of the Act to any other person and such person fails to give the Company the information thereby required within the prescribed period and the Board serves a disenfranchisement notice upon such person, it shall at the same time send a copy of the disenfranchisement notice to the holder of such share, but the accidental omission to do so, or the non-receipt by the holder of the copy, shall not invalidate or otherwise affect the application of Articles 21.6 and 21.8.
21.11.
For the purposes of these Articles:
(a)
a person other than the holder of a share shall be treated as appearing to be interested in that share if the holder has informed the Company that the person is or may be so interested or if (after taking into account the said notification and any other relevant notification pursuant to section 793 of the Act) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share;
(b)
interested shall be construed as it is for the purpose of section 793 of the Act;
(c)
reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes:
(i)
reference to his having failed or refused to give all or any part of it; and
(ii)
reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;
(d)
the prescribed period means:
(i)
in a case where the default shares represent at least 0.25 per cent of their class, 14 days; and
(ii)
in any other case, 28 days; and
(e)
an excepted transfer means, in relation to any share held by a holder:
(i)
a transfer pursuant to acceptance of an offer made to all the holders (or all the holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them, or to all the holders (or all the holders other than the person making the offer and his nominees) of a particular class of those shares to acquire the shares of that class or a specified proportion of them; or
(ii)
a transfer in consequence of a sale made through a recognised investment exchange (as defined in FSMA) or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded; or
(iii)
a transfer which is shown to the satisfaction of the Board to be made in consequence of a bona fide sale of the whole of the beneficial interest in the share to a person who is unconnected with the holder and with any other person appearing to be interested in the share.
21.12.
Nothing contained in these Articles shall prejudice or affect the right of the Company to apply to the court for an order under section 794 of the Act and in connection with such an application or intended application or otherwise to require information on shorter notice than the prescribed period.
21.13.
No objections may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid. Any such objection must be referred to the chairman of the meeting whose decision is final. If a vote is not disallowed by the chairman of the meeting, it is valid for all purposes.
21.14.
If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution proposed as a special resolution, no amendment to it (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.
21.15.
Invitations to appoint a proxy (whether made by instrument in writing, in electronic form or by website communication) shall be in any usual form or in such other form as the Board may approve. Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of and to attend and vote at any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting. The appointment of a proxy shall be deemed to confer authority to demand, or concur in demanding, a poll and to vote on any amendment of a resolution put to the meeting for which it is given or any procedural resolution, as the proxy thinks fit. A proxy need not be a member of the Company.
21.16.
The appointment of a proxy shall, if made by instrument in writing, be executed by or on behalf of the appointor. A body corporate may execute an instrument of proxy either under seal or under the hand of two authorised signatories (as defined in the Act) or by a director in the presence of a witness who attests the signature.
21.17.
Where the appointment of a proxy is expressed to have been or purports to have been executed by a duly authorised person on behalf of a member:
(a)
the Company may treat the appointment as sufficient evidence of that person to execute the appointment of proxy on behalf of that member; and
(b)
the member shall, if requested by or on behalf of the Company, send or procure the sending of any authority under which the appointment of proxy has been executed, or a certified copy of any such authority to such address and by such time as required under Article 21.21 and, if the request is not complied with in any respect, the appointment of proxy may be treated as invalid.
21.18.
If the Directors from time to time so permit, a proxy may be appointed by electronic communication to such address as may be notified by or on behalf of the Company for that purpose, or by any other lawful means from time to time authorised by the Directors. Any means of appointing a proxy which is authorised by or under this Article shall be subject to any terms, limitations, conditions or restrictions that the Directors may from time to time prescribe. Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the Relevant System concerned acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the Relevant System concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such

Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.
21.19.
Any corporation or other legal person which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and (except as otherwise provided in these Articles) the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. The Company may require a certified copy of such a resolution to be delivered at the meeting to the chairman of the meeting or secretary or any person appointed by the Company to receive such authorisation, and unless such certified copy of such resolution is so delivered the authority granted by such resolution may at the discretion of the Board not be treated as valid. Where certified copies of two or more valid but differing resolutions authorising any person or persons to act as the representative of any corporation pursuant to this Article at the same meeting in respect of the same share are delivered, the resolution, a certified copy of which is delivered to the Company (in accordance with the provisions of this Article) last in time (regardless of the date of such certified copy or of the date upon which the resolution set out therein was passed), shall be treated as revoking and replacing all other such authorities as regards that share, but if the Company is unable to determine which of any such two or more valid but differing resolutions was so deposited last in time, none of them shall be treated as valid in respect of that share. The authority granted by any such resolution shall, unless the contrary is stated in the certified copy thereof delivered to the Company pursuant to this Article, be treated as valid for any adjournment of any meeting at which such authority may be used as well as at such meeting.
21.20.
A vote given or poll demanded by a corporate representative shall be valid notwithstanding that he is no longer authorised to represent the member unless notice of the termination was delivered in writing to the Company at such place or address and by such time as is specified in Article 21.21 for the receipt of an appointment of proxy.
21.21.
A corporation which is a member of the Company may authorise more than one person to act as its representative pursuant to this Article in respect of any meeting or meetings, and such a member who holds different classes of shares may so authorise one or more different persons for each class of shares held:
(a)
the appointment of proxy and the power of attorney or other written authority (if any) under which it is signed, or a copy of any such power or written authority certified notarially or in any other manner approved by the Directors, shall:
(i)
in the case of an appointment otherwise than by electronic communication, be deposited at the office (or at such other place as shall be specified in the notice of meeting or in any instrument of proxy or other document accompanying the same); and
(ii)
in the case of an appointment by electronic communication where an address has been specified for the purpose of receiving appointments by electronic communication (i) in the notice convening the meeting, (ii) in any instrument of proxy sent out by the Company in relation to the meeting or (iii) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, be received at such address, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote or in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for taking the poll, and (save as otherwise provided in this Article) unless so deposited or received the appointment of proxy shall not be treated as valid. The Directors may specify in the notice convening the meeting that in determining the time for delivery of proxies pursuant to this Article, no account shall be taken of any part of any day that is not a working day. Where a poll is not taken forthwith but is taken less than 48 hours after it was demanded, the appointment of proxy together with any other documents required to be deposited or received pursuant to this Article 21.21(a) shall nevertheless be deemed to have been duly deposited if:

(1)
in the case of an appointment otherwise than by electronic communication, they are delivered at the meeting at which the poll was demanded to the chairman or the secretary or to any Director; or
(2)
in the case of an appointment by electronic communication, they are received at the address notified by the Company for such purposes,

in each case, at any time prior to the commencement of such meeting and, if so delivered or received, the instrument of proxy shall be treated as valid. In calculating the periods mentioned in this Article no account shall be taken of any part of a day that is not a working day;

(b)
the deposit, delivery or receipt of an appointment of proxy shall not preclude a member from attending and voting at the meeting or at any adjourned meeting. When two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same share for use at the same meeting, the one which is deposited with, delivered to or received by the Company (in accordance with the provisions of this Article) last in time (regardless of the date of its making or transmission) shall be treated as revoking and replacing any others as regards that share, but if the Company is unable to determine which of any such two or more valid but differing instruments of proxy was so deposited, delivered or received last in time, none of them shall be treated as valid in respect of that share;
(c)
no appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as the date of its making or transmission. The appointment of proxy shall, unless the contrary is stated, be valid as well for any adjournment of the meeting as for the meeting to which it relates;
(d)
any vote cast by a proxy who does not vote in accordance with any instructions given by the member by whom he is appointed shall be treated as being valid and the Company shall not be bound to enquire whether a proxy has complied with the instructions he has been given.
21.22.
A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous termination of the authority of the person voting or demanding a poll, unless notice of the termination shall have been received by the Company at the office (or other place at which the appointment of proxy was duly deposited, delivered or received in accordance with Article 21.21) before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used, or, in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting, at the time appointed for taking the poll.
22.
Powers of the Board
22.1.
Subject to the provisions of the Statutes, these Articles and any directions given by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of these Articles and no directions given by special resolution shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article. A meeting of the Board at which a quorum is present may exercise all of the powers exercisable by the Directors.
22.2.
The Board may from time to time make such arrangements as it thinks fit for the management and transaction of the Company’s affairs in the United Kingdom or elsewhere and may for that purpose appoint local boards, managers, managing agents, valuers, inspectors and agents and delegate to them any of the powers, authorities and discretions vested in the Board (other than the power to borrow and make calls) with power to sub-delegate and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding such vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board thinks fit. The Board may at any time remove any person so appointed and may vary or annul such delegation, but no person dealing in good faith and without notice of such removal, variation or annulment shall be affected by it.
22.3.
The Board may from time to time by power of attorney appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may revoke or vary any such appointment, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it.
22.4.
The Board may delegate any of its powers to any committee consisting of one or more Directors. It may also delegate to any Director holding any executive office or any other Director such of its powers as it considers desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose and either collaterally with or to the exclusion of its own powers and may be revoked or altered, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of the Board so far as they are capable of applying. If any such committee determines to co-opt persons other than Directors onto such committee, the number of such co-opted persons shall be less than one-half of the total number of members of the committee and no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting concerned are Directors.

23.
Borrowing Powers
23.1.
Subject as provided in these Articles, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.
23.2.
The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to secure (as regards subsidiary undertakings so far as by such exercise they can secure) that the aggregate amount at any one time owing by the group in respect of moneys borrowed, exclusive of any intra-group borrowing, shall not at any time, without the previous sanction of an ordinary resolution of the Company in general meeting, exceed an amount equal to five times the Adjusted Capital and Reserves.

For the purposes of this Article 23.2:

“relevant balance sheet” means the most recent audited consolidated balance sheet of the Company and its subsidiary undertakings at the relevant time.

“Adjusted Capital and Reserves” means a sum equal to the aggregate, as shown by the relevant balance sheet, of the amount paid up or credited or deemed to be paid up on the issued or allotted share capital of the Company and the amount standing to the credit of the reserves (including, without limitation, the profit and loss account and any share premium account or capital redemption reserve) of the Company and its subsidiary undertakings included in the consolidation in the relevant balance sheet but after:

(a)
making such adjustment as may be appropriate to reflect the profit or loss of the Company since the relevant balance sheet;
(b)
excluding any amount set aside for taxation (including any deferred taxation) or any amounts attributable to outside shareholders in subsidiary undertakings of the Company;
(c)
making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital and or any reserves (other than the profit and loss account) after the date of the relevant balance sheet. For this purpose, if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription monies paid for them (other than money to be paid more than six months after the allotment date) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);
(d)
making such adjustments as may be appropriate in respect of any distribution declared, recommended, made or paid by the Company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the relevant balance sheet to the extent such distribution is not provided for in such balance sheet;
(e)
making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings (including a variation where an undertaking ceases to be a subsidiary undertaking) since the date of the relevant balance sheet; and
(f)
making such adjustments as the auditors of the Company may consider appropriate
23.3.
For the purposes of this article 23, moneys borrowed shall be deemed to include the following except insofar as otherwise taken into account:
(a)
the nominal amount of any share capital and the principal amount of any debentures or borrowed moneys, the beneficial interest whereof is not for the time being owned by a member of the group, whether the member is a corporate body or an unincorporated body and the payment or repayment whereof is the subject of a guarantee or indemnity by a member of the group;
(b)
the outstanding amount raised by acceptance by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the group;
(c)
the principal amount of any debenture (whether secured or unsecured) issued by a member of the group held otherwise than by a member of the group;
(d)
the principal amount of any preference share capital of a subsidiary undertaking owned otherwise than by a member of the group;

(e)
any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowings;
(f)
any fixed amount in respect of a hire purchase agreement or of a finance lease payable in either case by a member of the group which would be shown at the material time as an obligation in a balance sheet prepared in accordance with the accounting principles used in the preparation of the relevant balance sheet(s) (and for the purpose of this article 23.3(f) finance lease means a contract between a lessor and a member of the group as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by that company and hire purchase agreement means a contract of hire purchase between a hire purchase lender and the Company or any of its subsidiary undertakings as hirer); and
(g)
such proportion of monies borrowed by a member of the group (which are borrowed from any part owned subsidiary undertaking) as that part of such part owned subsidiary undertaking’s paid up equity share capital which is not beneficially owned by a member of the group bears to the whole of its paid up equity share capital, but shall be deemed not to include:
(i)
borrowings for the purposes of repaying the whole or any part of borrowings by a member of the group for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period; and
(ii)
borrowings for the purpose of financing any contact in respect of which any part of the price receivable by a member of the group is guaranteed or insured up to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured.
23.4.
A report by the Auditors as to the aggregate amount which may at any one time in accordance with the provisions of this Article be owing by the group without such sanction as aforesaid shall be conclusive in favour of the Company and all persons dealing with the Company. In addition and for the purposes of this Article 23, the Board may act in reliance on a bona fide estimate as to the aggregate amount which may at any one time in accordance with the provisions of Article 23.2 be owing by the group without such sanction as aforesaid and, if in consequence the borrowing limit imposed by this Article 23 is inadvertently exceeded, the amount of moneys borrowed equal to the excess may be disregarded until the expiration of 28 days after the day on which (by reason of the determination of the Auditors or otherwise) the Board became aware that such a situation has or may have arisen.
23.5.
When the aggregate amount of borrowings required to be taken into account for the purposes of this Article 23 on any particular day is being ascertained, any of such moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:
(a)
at the rate of exchange prevailing on that day in London provided that all, but not some only, of such moneys shall be converted at the rate of exchange prevailing in London six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business); or
(b)
where the repayment of such moneys is expressly covered by a forward purchase contract currency option, back to back loan, swap or other arrangements taken out or entered into to reduce the risk associated with fluctuations in exchange rates, at the rate of exchange specified therein.
23.6.
No debt incurred or security given in respect of moneys borrowed or to be taken into account as moneys borrowed in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice to the lender or recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or would thereby be exceeded. No lender or person dealing with the Company shall be concerned to see or enquire whether such limit is observed.
24.
Number and Qualification of Directors
24.1.
Unless and until otherwise determined by ordinary resolution of the Company, the Directors (excluding alternate Directors) shall be not less than two in number but shall not be subject to a maximum.
24.2.
A Director shall not be required to hold any shares of the Company by way of qualification.
24.3.
If the number of Directors is reduced below the minimum number fixed in accordance with these Articles, the Directors for the time being may act for the purpose of filling up vacancies in their number or of calling a general meeting of the Company, but not for any other purpose If there are no Directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.
24.4.
No person other than a Director retiring (or, if appointed by the Board, vacating office) at the meeting shall, unless recommended by the Board, be eligible for election to the office of a Director at any general meeting, unless not less than 7 nor more than 42 days before the day fixed for the meeting there shall have been left at the office addressed to the secretary notice in writing by a member entitled to be present and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing signed by the person to be proposed of his willingness to be elected. The notice from the member shall give the particulars in respect of that person which would (if he were elected) be required to be included in the Company’s register of Directors.
25.
Election, Appointment and Retirement
25.1.
Subject to the provisions of Articles 24.1 to 24.4 and without prejudice to the power of the Board under Article 24.3, the Company may by ordinary resolution elect a person who is willing to act to be a Director either to fill a vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed the maximum number fixed by these Articles.
25.2.
A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it, and any resolution moved in contravention of this provision shall be void. For the purposes of this Article, a motion for approving a person’s appointment or for nominating him for appointment shall be treated as a motion for his appointment.
25.3.
The Board shall have power to appoint any person who is willing to act as a Director and is permitted by law to do so to be a Director, either to fill a casual vacancy or as an addition to the existing Board. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for election, and unless so elected shall vacate office at the conclusion of such meeting.
25.4.
At each annual general meeting of the Company, every Director shall retire from office. A retiring Director may offer themselves for re-appointment by the members and a Director that is so re-appointed will be treated as continuing in office without a break.
(a)
25.5.
If a retiring Director is not re-elected or deemed to be re-elected, he shall hold office until the meeting elects someone in his place or, if it does not do so, until the end of the meeting.
26.
Resignation and Removal of Directors
26.1.
A Director may resign his office either by notice in writing submitted to the Board or, if he shall in writing offer to resign, if the other Directors resolve to accept such offer.
26.2.
The Company may, by ordinary resolution at a meeting of which special notice has been given, in accordance with section 312 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service between him and the Company. Subject to these Articles, the Company may, by ordinary resolution, appoint another person who is willing to act as a Director, and is permitted by law to do so, to be a Director instead of him. A person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed or reappointed a Director.
26.3.
A Director may be removed from office if he:
(a)
receives written notice signed by not less than three-quarters of the other Directors removing him from office without prejudice to any claim which such Director may have for damages for breach of any contract of service or letter of appointment between him and the Company; or
(b)
in the case of a Director who holds any executive office, ceases to hold such office (whether because his appointment is terminated or expires) and the majority of the other Directors resolve that his office be vacated.
27.
Vacation of Office
27.1.
Without prejudice to the other provisions of these Articles, the office of a Director shall be vacated if the Director:
(a)
becomes bankrupt or the subject of an interim receiving order or makes any arrangement or composition with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 (as amended) in connection with a voluntary arrangement under that Act; or
(b)
a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months; or

(c)
by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have, or
(d)
is absent from meetings of the Board for six consecutive months without permission of the Board and the Board resolves that his office be vacated; or
(e)
sends notification to the Company that he is resigning or retiring from his office as Director, and such resignation or retirement has taken effect in accordance with its terms; or
(f)
ceases to be a Director by virtue of any provision of the Statutes or becomes prohibited by law from being a Director.
27.2.
A resolution of the Board declaring a Director to have vacated or have been removed from office under the terms of Articles 26.3 to 27.1 shall be conclusive as to the fact and grounds of vacation or removal stated in the resolution.
28.
Remuneration of Directors
28.1.
The Directors (other than alternate Directors) shall be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise and which may be nil) for their services as the Board or any committee authorised by the Board may determine and either in addition to or in lieu of his remuneration as a Director. Such remuneration shall be deemed to accrue from day to day, shall be divided between the Directors as they shall agree or, failing agreement, equally and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any Director pursuant to any other provision of these Articles.
28.2.
Subject to the travel and expense policies of the Company, treating the Director as if the Director were an employee for purposes of determining payment or reimbursement only, the Company may pay on behalf of any Director, or reimburse him in respect of, all his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company and all expenses properly and reasonably incurred by him in the conduct of or in connection with any activities undertaken in or about the Company’s business or in the discharge of his duties as a Director.
28.3.
Any Director who by request of the Board performs special services or goes or resides abroad for any purposes of the Company may be paid such extra remuneration by way of salary, commission, percentage of profits or otherwise as the Board may decide.
29.
Chief Executive, Managing and Executive Directors
29.1.
The Board may from time to time:
(a)
appoint one or more of its body to the office of chief executive, joint chief executive, managing Director or joint managing Director, or to any other office (except that of auditor) or employment in the Company, for such period (subject to the Statutes and these Articles) and on such terms as it thinks fit, and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation); and
(b)
permit any person elected or appointed to be a Director to continue in any other office or employment held by that person before he was so elected or appointed.
29.2.
A Director holding any office or employment with a member of the group is referred to in these Articles as an executive Director.
29.3.
An executive Director shall (subject to the provisions of any contract between him and the Company or applicable member of the group) be subject to the same provisions as to resignation and removal as the other Directors, and if he ceases from any cause to be a Director he shall cease to hold any office or employment with a member of the group (but without prejudice to any rights or claims which he may have against the Company by reason of such cessation).
29.4.
An executive Director shall not be exempt from annual retirement in accordance with Article 25.4, and shall cease to be a Director if he ceases for any reason to hold the office or employment by virtue of which he is termed an executive Director.
29.5.
The remuneration of any executive Director (whether by way of salary, commission, participation in profits or otherwise) shall be decided by the Board and may be either in addition to or in lieu of any remuneration as a Director.

29.6.
The Board may entrust to and confer upon any executive Director any of the powers, authorities and discretions vested in or exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, either collaterally with or to the exclusion of its own powers, authorities and discretions and may from time to time revoke or vary all or any of them, but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.
30.
Associate and Other Directors

The Directors may from time to time, and at any time, pursuant to this Article appoint any other persons to any post with such descriptive title including that of Director (whether as associate, executive, group, divisional, departmental, deputy, assistant, local or advisory director or otherwise) as the Directors may determine and may define, limit, vary and restrict the powers, authorities and discretions of persons so appointed and may fix and determine their remuneration and duties and, subject to any contract between him and the Company, may remove from such post any person so appointed. A person so appointed shall not be a Director for any of the purposes of these Articles or of the Statutes, and accordingly shall not be a member of the Board or (subject to Article 22.4) of any committee hereof, nor shall he be entitled to be present at any meeting of the Board or of any such committee except at the request of the Board or of such committee, and if present at such request he shall not be entitled to vote thereat.

31.
Directors’ Gratuities and Pensions

The Board may exercise all the powers of the Company to provide benefits, whether by the payment of allowances, gratuities or pensions or by insurance or death, sickness or disability benefits or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

32.
Alternate Directors
32.1.
Any Director (other than an alternate Director) may appoint another Director, or any other person approved by the Board, to be an alternate Director and may at any time terminate that appointment.
32.2.
An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence. Except as determined by the Board, an alternate Director may attend any meeting of the Board (but, if the Director appointing him is present, only in the capacity as an observer and not as a voting Director).
32.3.
An alternate Director shall automatically cease to be an alternate Director if his appointor ceases to be a Director or dies, but, if a Director retires in accordance with Article 25.4 or otherwise vacates office and is elected or deemed to have been elected at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his election. The appointment of an alternate Director shall also automatically cease on the happening of any event which, if he were a Director, would cause him to vacate office.
32.4.
Any appointment or removal of an alternate Director shall be by notice in writing to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Board. A notice of appointment must contain a statement signed by the proposed alternate that he is willing to act as the alternate of the Director giving the notice.
32.5.
Save as otherwise provided in these Articles, an alternate Director shall:
(a)
be deemed for all purposes to be a Director;
(b)
alone be responsible for his own acts and defaults;
(c)
in addition to any restrictions which may apply to him personally be subject to the same restrictions as his appointor; and
(d)
not be deemed to be the agent of the Director appointing him. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director but shall not (unless the Company by ordinary resolution otherwise determines), in respect of his office of alternate Director, be entitled to receive any remuneration or fee from the Company. An alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

32.6.
An alternate Director shall not be required to hold any shares in the Company and shall not be counted in determining any maximum number of Directors permitted by these Articles.
33.
Proceedings of the Board
33.1.
The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any such meetings shall be determined by a majority of votes. In case of an equality of votes, the chairman of the meeting shall, unless he is not entitled to vote on the resolution in question, have a second or casting vote. A Director who is also an alternate Director shall be entitled, in the absence of his appointor, to a separate vote on behalf of his appointor in addition to his own vote and an alternate Director who is appointed by two or more Directors shall be entitled to a separate vote on behalf of each of his appointors in the appointor’s absence. A Director may, and the secretary on the requisition of a Director shall, call a meeting of the Board and notice of such meeting shall be deemed to be duly given to each Director if it is given to him personally, by telephone or by word of mouth or sent in writing to him at his last-known address or any other address given by him to the Company for this purpose or sent by way of electronic communication to an address for the time being notified by him to the Company for this purpose. A Director may waive notice of any board meeting and any such waiver may be retrospective.
33.2.
The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed at any other number shall be two. A Director or other person who is present at a meeting of the Board in more than one capacity (that is to say, as both Director and an alternate Director or as an alternate for more than one Director) shall not be counted as two or more for quorum purposes unless at least one other Director is also present.
33.3.
The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but, if the number of Directors is less than either the number fixed as the minimum, or the quorum required for a meeting of the Directors (or both) the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting.
33.4.
Any Director may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Statutes, all business transacted in such a manner by the Board or a committee of the Board shall, for the purposes of these Articles, be deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board, notwithstanding that fewer than two Directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.
33.5.
The Board may appoint from its number, and remove, a chairman and, if it thinks fit, a deputy chairman of its meetings and determine the period for which they are respectively to hold office. If no such chairman or deputy chairman is appointed, or neither is present within five minutes after the time fixed for holding any meeting, or neither of them is willing to act as chairman, the Directors present may choose one of their number to act as chairman of such meeting.
33.6.
A resolution in writing signed by all the Directors for the time being entitled to vote on the resolution at a meeting of the Board (not being less than the number of Directors required to form a quorum of the Board at such meeting) or by all the members of a committee of the Board for the time being shall be as valid and effective as a resolution passed at a meeting of the Board or committee duly convened and held. A resolution signed by an alternate Director need not be signed by his appointor and, if it is executed by a Director who has appointed an alternate Director, it need not also be executed by the alternate Director in that capacity. The resolution may consist of one document or several documents in like form each signed by one or more Directors.
33.7.
All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any Director, alternate Director, or person so acting, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or an alternate Director and had been entitled to vote.

34.
Directors’ Interests
34.1.
Declarations of interest relating to transactions or arrangements
(a)
Subject to the provisions of the Statutes, and provided that he has made the disclosures required by this Article, a Director notwithstanding his office may be a party to or otherwise directly or indirectly interested in:
(i)
any transaction or arrangement with the Company or in which the Company is otherwise interested; or
(ii)
a proposed transaction or arrangement with the Company.
34.2.
A Director shall, subject to sub-section 177(6) of the Act, be required to disclose all interests whether or not material in any transaction or arrangement referred to in Article 34.1(a) and the declaration of interest must (in the case of a transaction or arrangement referred to in Article 34.1(a)(i)) and may (in the case of a transaction or arrangement referred to in Article 34.1(a)(ii)), but need not, be made:
(a)
at a meeting of the Directors; or
(b)
by notice to the Directors in accordance with:
(i)
Section 184 of the Act (notice in writing); or
(ii)
Section 185 of the Act (general notice).
34.3.
The Directors may resolve that any situation referred to in Article 34.1(a) and disclosed to them thereunder shall also be subject to such terms as they may determine including, without limitation, the terms referred to in paragraphs (i) to (iv) of Article 35.1(c).
35.
Directors’ interests other than in relation to transactions or arrangements with the Company
35.1.
For the purposes of Section 175 of the Act, the Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that Section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company. For these purposes references to a conflict of interest includes a conflict of interest and duty and a conflict of duties. This Article does not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company which are governed by Articles 34.1(a) to 34.3 inclusive.
(a)
Authorisation of a matter under this Article shall be effective only if:
(i)
the matter in question shall have been proposed in writing (giving full particulars of the relevant situation) for consideration at a meeting of the Directors, in accordance with the Board’s normal procedures or in such other manner as the Directors may approve;
(ii)
any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the Interested Directors), and
(iii)
the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.
(b)
Any authorisation of a matter pursuant to this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.
(c)
Any authorisation of a matter under this Article shall be subject to such terms as the Directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the Directors at any time. Such terms may include, without limitation, that the relevant Directors:
(i)
will not be obliged to disclose to the Company or use for the benefit of the Company any confidential information received by him otherwise than by virtue of his position as a Director, if to do so would breach any duty of confidentiality to a third party;
(ii)
may be required by the Company to maintain in the strictest confidence any confidential information relating to the Company which also relates to the situation as a result of which the conflict arises (the conflict situation);
(iii)
may be required by the Company not to attend any part of a meeting of the Directors at which any matter which may be relevant to the conflict situation is to be discussed, and not to view any board papers relating to such matters; and

(iv)
shall not be obliged to account to the Company for any remuneration or other benefits received by him in consequence of the conflict situation, and a Director shall comply with any obligation imposed on him by the Directors pursuant to any such authorisation.

(d)
A Director shall not, save as otherwise agreed by him or the case of noncompliance with an obligation imposed upon him by the Directors pursuant to an authorisation, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.
35.2.
Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than by virtue of his interest in shares of the Company) which is material, or a duty which conflicts or may conflict with the interests of the Company, unless his interest or duty arises only because one of the following Articles applies (in which case he may vote and be counted in the quorum):
(a)
the resolution relates to the giving to him or any other person of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;
(b)
the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of an obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;
(c)
his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;
(d)
the resolution relates to any proposal concerning any other company in which he is interested, directly or indirectly, and whether as an officer or shareholder or otherwise howsoever provided that he does not hold an interest in shares (as that term is used in Part 22 of the Act) representing 1 per cent or more of either any class of the equity share capital of such company or of the voting rights available to members of such company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);
(e)
the resolution relates to any arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings, and/or the members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on such persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or
(f)
the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any of the Directors or for persons who include Directors provided that, for the purposes of this Article, insurance means only insurance against liability incurred by a Director in respect of any act or omission by him as is referred to in Article 51 or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors.
35.3.
For the purposes of Articles 34.1(a) to 35.2 inclusive:
(a)
an interest of a person who is, for any purpose of the Act (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director otherwise has;
(b)
an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his;
(c)
a Director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a director, officer or employee of any subsidiary undertaking of the Company;
(d)
a Director need not disclose an interest if it cannot be reasonably regarded as likely to give rise to a conflict of interest; and

(e)
a Director need not disclose an interest if, or to the extent that, the other Directors are already aware of it (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware).
35.4.
The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).
35.5.
A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.
35.6.
Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and (provided he is not caught by the proviso to Article 35.2(d) or for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.
35.7.
If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting (or if the Director concerned is the chairman, to the other Directors at the meeting) and his ruling in relation to any Director (or, as the case may be, the ruling of the majority of the other Directors in relation to the chairman) shall be final and conclusive.
36.
Secretary
36.1.
Subject to the Statutes, the secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any secretary appointed by the Board may at any time be removed by it.
36.2.
Any provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the secretary.
37.
Minutes
37.1.
The Board shall cause minutes to be kept:
(a)
of all appointments of officers made by the Board;
(b)
of proceedings at meetings of the Board and of any committee of the Board and the names of the Directors present at each such meeting; and
(c)
of all resolutions of the Company, proceedings at meetings of the Company or the holders of any class of shares in the Company.
37.2.
Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.
37.3.
Any such minutes must be kept for the period specified by the Act.
38.
The Seal
38.1.
In addition to its powers under section 44 of the Act, the Company may have a seal and the Board shall provide for the safe custody of such seal. The seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. The Board shall determine who may sign any instrument to which the seal is affixed and, unless otherwise so determined, it shall also be signed by two Directors of the Company, one Director and the secretary of the Company or at least one authorised person in the presence of a witness who attests the signature. For the purpose of this Article an authorised person is any Director of the Company, company secretary or any person authorised by the Directors for the purpose of signing documents to which the common seal is applied.
38.2.
All forms of certificates for shares or debentures or representing any other form of security (other than letters of allotment or scrip certificates) shall be issued and executed by the Company but the Board may by resolution determine, either generally or in any particular case, that any signatures may be affixed to such certificates by some mechanical or other means or may be printed on them or that such certificates need not bear any signature.

38.3.
If the Company has:
(a)
an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, had been authorised by a resolution of the Directors; and
(b)
a security seal, it may only be affixed to securities by the secretary or a person authorised to apply it to securities by the secretary.
39.
Accounting Records, Books and Registers
39.1.
The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes and, subject to the provisions of the Statutes, the Directors may cause the Company to keep an overseas or local or other register in any place, and the Directors may make and vary such directions as they may think fit respecting the keeping of the registers.
39.2.
The accounting records shall be kept at the office or (subject to the provisions of the Statutes) at such other place in Great Britain as the Board thinks fit, and shall always be open to inspection by the Directors. No member of the Company (other than a Director) shall have any right of inspecting any accounting record or book or document except as conferred by law or authorised by the Board or by the Company in general meeting.
39.3.
The Board shall, in accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes. The Board shall in its report state the amount, if any, which it recommends to be paid by way of dividend.
39.4.
A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Directors’ and auditors’ reports shall, at least 21 clear days before the meeting, be delivered or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware or, in the case of joint holders of any share or debenture, to the joint holder who is named first in the register and to the auditors provided that, if and to the extent that the Statutes so permit and without prejudice to Article 40.12, the Company need not send copies of the documents referred to above to members but may send such members summary financial statements or other documents authorised by the Statutes.
40.
Audit
40.1.
Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.
40.2.
The auditors’ report to the members made pursuant to the statutory provisions as to audit shall be laid before the Company in general meeting and shall be open to inspection by any member, and in accordance with the Statutes every member shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and auditors’ report.
40.3.
Subject to the provisions of the Statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for the appointment or subsequently became disqualified.
41.
Authentication of Documents
41.1.
Any Director or the secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and where any books, records, documents or accounts are elsewhere than at the office, the officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board, as aforesaid.
41.2.
A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or of any committee of the Board which is certified as such in accordance with Article 41.1 shall be conclusive evidence in favour of all persons dealing with the Company on the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.
42.
Record Dates
42.1.
Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares, the Company or the Board may fix a date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time within six months before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

42.2.
Where such a record date is fixed, references in these Articles to a holder of shares or member to whom a dividend is to be paid or a distribution, allotment or issue is to be made shall be construed accordingly.
43.
Dividends
43.1.
Subject to the Statutes, the Company may by ordinary resolution declare that out of profits available for distribution there be paid dividends to members in accordance with their respective rights and priorities but no dividend shall exceed the amount recommended by the Board.
43.2.
Except as otherwise provided by these Articles or the rights attached to any shares, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid; but no amount paid on a share in advance of the date upon which a call is payable shall be treated for the purposes of this Article or Article 43.5 as paid on the share.
43.3.
All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date, such share shall rank for or be entitled to dividends accordingly.
43.4.
Any general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be paid or satisfied wholly or partly by the distribution of specific assets, and in particular by paid-up shares or debentures of any other company, and the Board shall give effect to such direction. If the shares in respect of which such a non-cash distribution is paid are uncertificated, any shares in the Company which are issued as a non-cash distribution in respect of them must be uncertificated. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of such assets (or any part thereof) and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any such assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.
43.5.
Subject to the Statutes, the Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company available for distribution and the position of the Company, and the Board may also pay the fixed dividend payable on any shares of the Company with preferential rights half-yearly or otherwise on fixed dates whenever such profits, in the opinion of the Board, justify that course. In particular (but without prejudice to the generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares in the capital of the Company which confer deferred or non-preferential rights as well as in respect of shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if, at the time of payment, any preferential dividend is in arrear. Provided the Board acts in good faith, the Board shall not incur any liability to the holders of shares conferring any preferential rights for any loss that they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferential rights.
43.6.
The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.
43.7.
All dividends and interest shall belong and be paid (subject to any lien of the Company) to those members whose names shall be on the register at the date at which such dividend shall be declared or at the date at which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.
43.8.
The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.
43.9.
No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise expressly provided by the rights attached to the share. If dividends, interest and other sums payable which are unclaimed for one year after having been declared, or in respect of at least two consecutive dividends payable on that share, the cheque or warrant has been returned undelivered or remains uncashed (or that other method of payment has failed), or following one such occasion, reasonable enquiries have failed to establish any new address or account of the person entitled to the payment, they may be invested or otherwise made use of by the Board for the benefit of the Company until such time as they are claimed. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee of the same. All dividends unclaimed for a period of 12 years after having been declared shall be forfeited and shall revert to the Company.

43.10.
The Company may pay any dividend, interest or other monies payable in cash in respect of shares by direct debit, bank transfer, cheque, dividend warrant or money order. In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the Relevant System concerned (subject always to the facilities and requirements of that Relevant System). Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the Relevant System to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.
43.11.
Every such cheque, warrant or order may be remitted by post directed to the registered postal address of the holder or, in the case of joint holders, to the registered postal address of the joint holder whose name stands first in the register, or to such single person and to such postal address as the holder or joint holders may in writing direct. Every such cheque, warrant or order shall be made payable to or to the order of the person to whom it is sent, or to such other single person as the holder or joint holders may in writing direct.
43.12.
Every such payment made by direct debit or bank transfer shall be made to the holder or to such other person as the holder may in writing direct and, in the case of joint holders, to or through such other single person as the joint holders may in writing direct.
43.13.
The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by direct debit, bank transfer, by means of a Relevant System or such other method shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.
43.14.
Payment of such cheque, warrant or order, the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the Relevant System concerned shall in each case be a good discharge to the Company.
43.15.
Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable in respect of the share held by him as joint holder.
43.16.
The Board may, if authorised by an ordinary resolution of the Company, offer the holders of Ordinary Shares (excluding any member holding shares as treasury shares) the right to elect to receive additional Ordinary Shares, credited as fully paid, instead of cash in respect of any dividend or any part (to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:
(a)
an ordinary resolution may specify a particular dividend or dividends, or may specify all or any dividends declared within a specified period, but such period may not end later than the conclusion of the fifth annual general meeting following the date of the meeting at which the ordinary resolution is passed;
(b)
the entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of such new Ordinary Shares shall in aggregate be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) that such holder would have received by way of dividend. For this purpose relevant value shall be calculated by reference to the average of the middle market quotations for the Company’s Ordinary Shares on Nasdaq or any other publication of a recognised investment exchange showing quotations for the Company’s Ordinary Shares for the day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution, but shall never be less than the par value of the new Ordinary Share. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;
(c)
the Board may, after determining the basis of allotment, notify the holders of Ordinary Shares in writing of the right of election offered to them, and (except in the case of any holder from whom the Company has received written notice in such form as the Directors may require which is effective for the purposes of the relevant dividend that such holder wishes to receive shares instead of cash in respect of all future dividends in respect of which a right of election is offered) shall send with, or following, such notification, forms of election and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. The basis of allotment shall be such that no shareholder may receive a fraction of a share;

(d)
the Board may exclude from any offer any holders of Ordinary Shares where the Board believes that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;
(e)
the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been made (the elected Ordinary Shares) and instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment calculated as stated. For such purpose the Board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account, any capital reserve and the profit and loss account) or otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis;
(f)
the Directors shall not proceed with any election unless the Company has sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined;
(g)
the additional Ordinary Shares when allotted shall rank pari passu in all respects with fully paid Ordinary Shares then in issue except that they will not be entitled to participate in the relevant dividend (including the share election in lieu of such dividend); and
(h)
the Board may do such acts and things which it considers necessary or expedient to give effect to any such capitalisation and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation, and any incidental matters and any agreement so made shall be binding on all concerned.
44.
Reserves

The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

45.
Capitalisation of Profits
45.1.
The Company may, upon the recommendation of the Board, resolve by ordinary resolution that it be desirable to capitalise all or any part of the profits of the Company specified in Article 45.5 and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to the members as at the date specified in the relevant resolution or determined as therein provided who would have been entitled thereto if distributed by way of dividend and in the same proportions.
45.2.
Subject to any direction given by the Company, the Board shall appropriate the profits resolved to be capitalised by any such resolution, and apply such profits on behalf of the members entitled thereto either:
(a)
in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively; or
(b)
in paying up in full unissued shares, debentures or obligations of the Company, of a nominal amount equal to such profits, for allotment and distribution, credited as fully paid, to and amongst such members in the proportions referred to above or as they may direct, or partly in one way and partly in the other provided that no unrealised profit shall be applied in paying up amounts unpaid on any issued shares and the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed to members credited as fully paid.

45.3.
The Board shall have power after the passing of any such resolution:
(a)
to make such provision (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit for the case of shares, debentures or obligations becoming distributable in fractions, such power to include the right for the Company to retain small amounts the cost of distribution of which would be disproportionate to the amounts involved;

(b)
to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:
(i)
for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or
(ii)
for the allotment to such members respectively, credited as fully paid, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation,

and any agreement made under such authority shall be effective and binding on all such members.

45.4.
The Company in general meeting may resolve that any shares allotted pursuant to Articles 45.1 to 45.3 (inclusive) to holders of any partly paid Ordinary Shares shall, so long as such Ordinary Shares remain partly paid, rank for dividends only to the extent that such partly paid Ordinary Shares rank for dividends.
45.5.
The profits of the Company to which Articles 45.1 to 45.3 (inclusive) apply shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall also be deemed to include:
(a)
any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and
(b)
any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to the share premium or other special account.
46.
Notices
46.1.
Subject to the specific terms of any Article, any notice to be given to or by any person pursuant to these Articles shall be in writing (which, for the avoidance of doubt, shall be deemed to include a notice given in electronic form or by website communication), save that a notice convening a meeting of the Board or of a committee of the Board need not be in writing.
46.2.
Save as provided in Articles 46.5(a) and 45.5(b), any notice or other Shareholder Information may be served by the Company on, or supplied by the Company to, any person personally or by sending it by first-class post in a prepaid envelope addressed to such person at his postal address as appearing in the register or by sending or supplying it in electronic form or by website communication in accordance with Article 45.5(b). In the case of joint holders of a share all notices or other Shareholder Information shall be given or supplied to the joint holder who is named first in the register, and notice so given or other Shareholder Information so supplied shall be sufficient notice or supply to all the joint holders. Any notice to be given to a person may be given by reference to the register as it stands at any time within the period of 15 days before the notice is given and no change in the register after that time shall invalidate the giving of the notice.
46.3.
In the case of notices or other Shareholder Information sent by post, proof that an envelope containing the communication was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given or other Shareholder Information sent. If the communication is made by post, it shall be deemed to be given or received at the expiration of 24 hours after the envelope containing it was posted. In calculating the period of hours for the purposes of this Article no account shall be taken of Sundays or Bank Holidays.
46.4.
Any member or person nominated to receive Shareholder Information whose address in the register is not within the United Kingdom and who gives to the Company a postal address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such postal address, but otherwise no such person, other than a person whose address in the register is within the United Kingdom, shall be entitled to receive any notice from the Company. Any member or person nominated by a member to receive Shareholder Information whose address in the register is not within the United Kingdom and who gives to the Company an address for the purposes of receipt of communications in electronic form may, at the absolute discretion of the Board, have notices served upon him at such address.
46.5.
(a)
Subject to the provisions of the Statutes, any notice or other Shareholder Information (excluding a share certificate) will be validly sent or supplied if sent or supplied by the Company to any member or person nominated by a member to receive Shareholder Information in electronic form if that person has agreed

(generally or specifically) (or, if the member is a company and it is deemed by the Statutes to have agreed) that the communication may be sent or supplied in that form and:
(i)
the notice or other Shareholder Information is sent using electronic means (as that term is used in section 1168 of the Act) to such address (or to one of such addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so specified; or
(ii)
the notice or other Shareholder Information is sent or supplied in electronic form by hand, handed to the recipient or sent or supplied to an address to which it could validly be sent if it were in hard copy form; and
(iii)
in each case that person has not revoked the agreement.
(b)
Subject to the provisions of the Statutes any notice or other Shareholder Information (excluding a share certificate) will be validly sent or supplied by the Company if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically) that the communication may be sent or supplied to him in that manner and:
(i)
that person has not revoked the agreement;
(ii)
that person is notified in a manner for the time being agreed for the purpose between that person and the Company of:
(1)
the publication of the notice or other Shareholder Information on a website;
(2)
the address of that website; and
(3)
the place on that website where the notice or other Shareholder Information may be accessed and how it may be accessed;
(iii)
the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Act; and
(iv)
the notice or other Shareholder Information is published on the website throughout the period referred to in Article 46.5(b)(iii) provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.
(c)
When any notice or other Shareholder Information is given or sent by the Company by electronic means (as that term is used in section 1168 of the Act), it shall be deemed to have been given on the same day as it was sent to an address supplied by the member or person nominated by the member to receive Shareholder Information, and in the case of the publication of a notice or other Shareholder Information by website communication, it shall be deemed to have been received by the intended recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website pursuant to Article 46.5(b)(ii). Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.
(d)
The Company may at any time and at its sole discretion choose to send or supply notices, documents and information only in hard copy form to some or all members.
(e)
Any provision of this Article 46.5 which refers to anything agreed, notified or specified by a member shall be deemed to have been validly agreed, notified or specified, notwithstanding any provisions of the Statutes, if agreed, notified or specified by only one and not all of the joint holders of any shares held in joint names.
46.6.
Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides, (and shall, if it is registered to do so or is deemed to have so agreed by any provision of the Statutes) permit such notices (or specified classes thereof) to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communication shall be subject to any terms, limitations, conditions or restrictions that the Directors may from time to time prescribe.
46.7.
A member or person nominated by the member to receive Shareholder Information who (having no registered address within the United Kingdom) has not supplied to the Company either a postal address within the United Kingdom for the service of notices or an address for the service of notices in electronic form, subject always to the terms of Article 46.5(a) shall not be entitled to receive notices from the Company. If, on three consecutive occasions, a notice to a member or person nominated by the member to receive Shareholder Information has been returned undelivered or the Company receives notice that it is undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the office a new postal address within the United Kingdom for the service of notices or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices in electronic form, subject always to the terms of Article 46.5(a). For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agents) and a notice sent by electronic communication shall be treated as returned undelivered if the Company (or its agents) receive(s) notification that the notice was not delivered to the address to which it was sent.
46.8.
Every person who becomes entitled to a share:
(a)
except as mentioned in Article 46.8(b), shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly given to a person from whom he derives his title; but
(b)
shall not be bound by any such notice given by the Company under section 793 of the Act or under Article 21.6.
46.9.
If the postal service in the United Kingdom or some part of the United Kingdom is suspended or restricted, the directors only need to give notice of a meeting to shareholders with whom the company can communicate by electronic means and who have provided the company with an address for this purpose. The company must also publish the notice in at least one United Kingdom national newspaper and make it available on its website from the date of such publication until the conclusion of the meeting or any adjournment of the meeting. If it becomes generally possible to send or supply notices by post in hard copy form at least six clear days before the meeting, the directors will send or supply a copy of the notice by post to those who would otherwise receive it in hard copy form by way of confirmation.
46.10.
A person entitled to a share in consequence of the death, mental disorder or bankruptcy of a member on supply to the Company of such evidence as the Board may reasonably require to show his title to that share, and upon supplying also a postal address within the United Kingdom for the service of notices and documents and, if he wishes, an address for the service and delivery of electronic communications, shall be entitled (subject always to the terms of Article 46.5) to have served on or delivered to him at such address any notice or document to which the member but for his death, mental disorder or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Until such address or addresses have been so supplied, any notice or other Shareholder Information may be sent or supplied in any manner in which it might have been sent or supplied if the death, mental disorder or bankruptcy had not occurred and if so sent or supplied shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.
46.11.
Any member present, either personally or by proxy or (in the case of a corporate member) by representative, at any general meeting of the Company or of the holders of any class of shares in the Company shall for all purposes be deemed to have received due notice of such meeting and, where required, of the purposes for which such meeting was called.
47.
Untraced Members
47.1.
The Company shall be entitled to sell at the best price reasonably obtainable the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:
(a)
during the period of 12 years prior to the date of the publication of the advertisements referred to in Article 47.1(b) (or, if published on different dates, the earlier or earliest thereof), no cheque or warrant or other method of payment for amounts payable in respect of the share sent and payable in a manner authorised by these Articles has been cashed or effected and no communication has been received by the Company from the member or person concerned, and during that period at least three dividends (either interim or final) in respect of the shares have become payable and no dividend has been claimed during that period in respect of such shares;

(b)
the Company shall, on or after the expiry of the said 12 years, have inserted advertisements, both in a national newspaper and in a newspaper circulating in the area of the last-known postal address of such member or other person (or the postal address at which service of notices may be effected in accordance with these Articles), giving notice of its intention to sell the said shares;
(c)
the said advertisements, if not published on the same day, shall be published within 30 days of each other; and
(d)
during the said period of 12 years and the period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale, the Company shall not have received an indication either of the whereabouts or of the existence of such member or person.
47.2.
If, during the period referred to in Article 47.1(a), any additional shares have been issued by way of rights in respect of shares held at the commencement of such period or in respect of shares so issued previously during such period, the Company may, if the requirement of Articles 47.1(a) to 47.1(d) have been satisfied, also sell such additional shares.
47.3.
(a)
To give effect to any such sale the Company may:
(i)
if the shares concerned are in uncertificated form, in accordance with the Regulations and these Articles, issue a written notification to the Operator requiring the conversion of the shares into certificated form;
(ii)
after such conversion authorise any person to execute as transferor an instrument of transfer of the said shares and/or take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as he thinks fit to effect the transfer, such instrument of transfer to be as effective as if it had been executed by the holder of, or person entitled by transmission to, such shares; and
(iii)
if the shares are in certificated form, the Board may authorise any person to execute an instrument of transfer of the said shares to the purchaser or a person nominated by the purchaser.
(b)
The purchaser shall not be bound to see to the application of the proceeds of sale, nor shall the title of the transferee be affected by any irregularity in or invalidity of the proceedings relating thereto.
47.4.
The net proceeds of sale shall belong to the Company which shall:
(a)
be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds; and
(b)
(until the Company has so accounted) enter the name of such former member or other person in the books of the Company as a creditor for such amount.
47.5.
No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Board may think fit.
48.
Destruction of Documents
48.1.
The Company shall be entitled to destroy:
(a)
at any time after the expiration of six years from the date of registration thereof or on which an entry in respect thereof shall have been made (as the case may be), all instruments of transfer of shares of the Company which shall have been registered and all letters of request, renounced allotment letters, renounceable share certificates, forms of acceptance and transfers and applications for allotment in respect of which an entry in the register shall have been made;
(b)
at any time after the expiration of one year from the date of cancellation thereof, all registered certificates for shares of the Company (being certificates for shares in the name of a transferor and in respect whereof the Company has registered a transfer) and after the expiration of two years, any and all mandates and other written directions as to the payment of dividends (being mandates or directions which have been canceled); and

(c)
at any time after the expiration of one year from the date of the recording thereof, all notifications of change of name or address (including addresses for the purpose of receipt of communications in electronic form and any Nomination Notices).
48.2.
It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, and every share certificate so destroyed was a valid and effective certificate duly and properly canceled, and every other document hereinbefore mentioned was in accordance with the recorded particulars thereof in the books or records of the Company provided always that:
(a)
the foregoing provisions shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
(b)
nothing contained in this Article or Article 48.1 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article or Article 48.1;
(c)
references herein to the destruction of any document include references to its disposal in any manner; and
(d)
any document referred to in Articles 48.1(a), 48.1(b) and 48.1(c) may be destroyed at a date earlier than that authorised by Article 48.1(a) provided that a permanent copy of such document shall have been made which shall not be destroyed before the expiration of the period applicable to the destruction of the original of such document and in respect of which the Board shall take adequate precautions for guarding against falsification and shall provide adequate means for its reproduction.
49.
Winding-up
49.1.
The power of sale of a liquidator shall include a power to sell wholly or partially shares or debentures, or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.
49.2.
On any voluntary winding-up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act or the Insolvency Act 1986 (as amended), divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. Any such division shall be in accordance with the existing rights of the members. The liquidator may, with the like sanction, vest the whole or any part of the assets of the Company in trustees on such trusts for the benefit of the members as he, with the like sanction, shall determine, but no member shall be compelled to accept any assets on which there is a liability.
50.
Indemnity
50.1.
(a)
The Company may indemnify, out of the assets of the Company, any director of either the Company or any associated company against losses or liabilities which he may sustain or incur in the performance of the duties of his office or otherwise in relation thereto, provided that this Article 50.1(a) shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.
(b)
The Company may also indemnify, out of the assets of the Company, any director of either the Company or any associated company where the Company or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that this Article 50.1(b) shall only have effect in so far as its provisions are not void under sections 232 or 234 of the Act.
(c)
Subject to sections 205(2) to (4) of the Act, the Company may provide a Director with funds to meet expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a Director to avoid incurring such expenditure.

(d)
Subject to section 206 of the Act, the Company may also provide a Director with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a Director to avoid incurring such expenditure.
(e)
For the purpose of Articles 50.1(a), 50.1(b), 50.1(c) and 50.1(d) the expression associated company shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company as such terms are defined in the Act.
(f)
This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Act or by any other provision of law.
51.
Insurance

Subject to the provisions of the Act, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any company or body which is its holding company or in which the Company or such holding company has an interest whether direct or indirect or which is in any way allied to or associated with the Company or who were at any time trustees of any pension fund in which any employees of the Company or of any other such company or body in which the Company or its holding company are interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company and/or any such other company, body or pension fund.

52.
Nomination Notices
52.1.
(a)
The Company may prescribe the form and content of Nomination Notices. Unless the Company prescribes otherwise, a Nomination Notice shall:
(i)
state the name and address of the person nominated;
(ii)
confirm that the member holds shares in the Company on behalf of the person nominated pursuant to the Nomination Notice;
(iii)
specify whether the person nominated wishes to receive Shareholder Information in hard copy form, in electronic form or by website communication and include any further information which the Company will need in order to use the means of communication specified;
(iv)
indicate whether the Information Rights are to be enjoyed only by the person nominated, or whether the member giving the notice may also continue to enjoy them;
(v)
specify the date from which it is to take effect;
(vi)
specify the date on which it is to cease to have effect, or that it is to have effect until further notice or until the member concerned transfers or ceases to hold any shares in the Company; and
(vii)
be executed by or on behalf of the member and the person nominated.
(b)
Subject to these Articles, the Company shall give effect to any Nomination Notice received by it in accordance with these Articles but in accordance with section 146(5) of the Act shall not be obliged to act on a nomination purporting to relate to certain Information Rights only.
(c)
A nomination made by Nomination Notice shall cease to have effect:
(i)
in accordance with its terms; or
(ii)
in accordance with sections 148(3), 148(5) or 148(7) of the Act.
(d)
If the Company receives a document which purports to be a Nomination Notice but which does not contain the required information or which is not given in the form prescribed by the Company, the Company shall give effect to it in accordance with section 147(5) to the extent that it is able to do so and shall notify the member that it is incomplete (and in what respect it is incomplete) and that the Company cannot give full effect to it in its present form.

(e)
The Company shall be entitled to treat a Nomination Notice as surviving a subdivision, consolidation or reclassification of the Company’s share capital.
52.2.
(a)
The Company shall keep a record of all Nomination Notices which are in force.
(b)
The Company shall provide any member, on request and without charge, with a copy of the records of Nomination Notices given by that member in so far as it is able to do so.
(c)
The Company may fix a record date for the enjoyment of Information Rights or for the circulation of Shareholder Information to persons nominated by Nomination Notices.
52.3.
Anything to be carried out by the Company in Articles 52.2(a) and 52.2(b) may instead be carried out by the Company through its agents.